TECHNOLOGY LICENSE AGREEMENT

THIS AGREEMENT is made as of the 18th day of March, 2010

BETWEEN:

Alaska Pacific Energy Corp.
a public company incorporated under the laws of the State of Nevada
with its address at 2005 Costa Del Mar Road, Carlsbad CA, 92009
(hereinafter referred to as "**Alaska**" or the "**Licensee**")

PARTY OF THE FIRST PART

and

Engineering Technology Inc.
a private company incorporated under the laws the Province of Alberta, Canada,
with its address at #24 12110 40th Street, Calgary, Alberta, Canada T2Z 3B9.
(hereinafter referred to as "**Entec**" or the "**Licensor**")

PARTY OF THE SECOND PART

WHEREAS the Licensor is the owner and developer of certain proprietary technology solutions and methodologies used in horizontal directional drilling and shallow pipeline projects that also has application in oil sands recovery projects;

AND WHEREAS the Licensor has agreed to license such technology and associated intellectual property to the Licensee in North America for use in the oil sands recovery industry, along with a right of first refusal to acquire a license for use in the rest of the world, all in accordance with the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the terms and conditions set out in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties covenant and agree as follows:

1. Interpretation

1.1 **Definitions.** In this Agreement, unless the context otherwise requires, the following terms have the meanings respectively ascribed thereto:

(a) "**Acceptable Offer**" has the meaning set forth in Section 3.1(a) hereof.

(b) "**Act**" has the meaning set forth in Section 4.3 hereof.

(c) "**Affiliate**" means an entity (i) which is directly or indirectly controlling a Party; (ii) which is under the same direct or indirect ownership or control as a Party; or (iii) which is directly or indirectly owned or controlled by a Party.

(d) "**Agreement**" means this Technology License Agreement together with any amendments hereof.

(e) "**Business Day**" means any day other than Saturday, Sunday or a statutory holiday when the banks conducting business in the City of Calgary are generally open for the transaction of banking business.

(f) "**Change of Control**" means any of the following events occurs after Closing: (i) the consummation of a merger, consolidation, or similar business combination involving such Party and the securities of such Party that are outstanding immediately prior to such transaction and which represent 100% of the combined voting power of the then outstanding voting securities of such Party entitled to vote generally in the election of directors ("**Voting Securities**") are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the combined voting power of the Voting Securities of the surviving Party or transferee; (ii) a sale or other disposition of all or substantially all of the assets of such Party; (iii) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 40% or more of the combined voting power of the then outstanding Voting Securities; or (iv) individuals who, as of the Closing Date, constitute the board of directors of such Party (the "**Incumbent Board**") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to the Closing Date (other than any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board) whose election or nomination for election by the stockholders of such Party was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

(g) "**Closing**" means the closing of the transactions as contemplated by this Agreement.

(h) "**Closing Date**" means March 18, 2010 or such other date as the Parties may agree upon.

(i) "**Commission**" has the meaning set forth in Section 5.3 hereof.

(j) "**Confidential Information**" means any information of a proprietary and confidential nature owned by the Parties hereto, including, without limitation, any information relating to the subject matter of this Agreement, the Technology, Documentation and Intellectual Property, all copies thereof, and all designs, concepts, customers, performance, structure, scientific, technical, algorithmetic, price, business, financial and marketing information whether in written, physical, digitalized, oral or visual form.

(k) "**Documentation**" means all the documentation for the Technology, including all technical documentation, system and engineering designs and specifications, flow charts, record and file layouts, memoranda, correspondence and other such documentation containing or relating to the design, structure or testing of, or algorithms or routines used in, or errors discovered or corrected in, the Technology and any other type of information or material (in whatever form, whether human or machine readable) relating to the Technology.

(l) "**Fees**" has the meaning ascribed to such term in Section 4.1 hereto.

(m) "**Intellectual Property**" means all of the current and future intellectual property of the Licensor related or associated with the Technology and Documentation including without limitation, the Licensee's drilling solutions, techniques, capabilities, know-how, copyrights, inventions, ideas and methodologies obtained from or associated with the Licensor's oil sands recovery business as it relates to the Technology.

(n) "**Intellectual Property Rights**" means and includes all of the Licensor's current and future right, title and interest in and to the Technology, Documentation and Intellectual Property and related technologies including, without limitation, any trademarks, whether registered or unregistered, and trademark applications, trade secrets, whether patentable or not and whether or not reduced to practice, trade names, certification marks, patents and patent applications, copyrights, intellectual property, Confidential Information, rights of privacy, inventions, know-how, prototypes, technologies, concepts, methodologies, ideas, algorithms, flow charts, industrial designs including licenses thereof, and all registrations and applications for registration thereof, pending or future, which are used or held in connection with the Technology, Documentation and Intellectual Property (including all moral rights therein) and other proprietary rights (including without limitation any remedies against infringement thereof and rights of protection of an interest therein under the laws of all jurisdictions), licenses to third party supplier intellectual property incorporated into the Technology and Documentation, and also includes all technical information and knowledge relating to the Technology, Documentation and associated Intellectual Property.

(o) "**International License**" has the meaning set forth in Section 3.1 hereof.

(p) "**License**" has the meaning set forth in Section 2.1 hereof.

(q) "**Parties**" means the Licensor and the Licensee and each shall be a "**Party**" hereto.

(r) "**Person**" includes an individual, partnership, corporation, trust, unincorporated organization, joint venture, union, government or any department or agency thereof and the heirs, executors, administrators or other legal representatives of an individual.

(s) "**ROFR**" has the meaning set forth in Section 3.1 hereof.

(t) "**Shares**" has the meaning set forth in Section 4.1 hereof.

(u) "**Technology**" means the Licensor's methodologies, techniques, expertise, capabilities and know-how developed in respect of shallow pipeline installations and "ultra-shallow" horizontal wells that also has application for the recovery of bitumen in *in situ* oil sands operations.

(v) "**Term**" has the meaning set forth in Section 8.1 hereof.

(w) "**Territory**" means North America.

1.2 **Rules of Construction.**

(a) The recitals and schedules to this Agreement form part of this Agreement, and, where required by the context, any reference to this Agreement includes a reference to the recitals and schedules.

(b) In this Agreement a reference to a "Schedule," "Section," "Subsection" or "Paragraph" followed by a letter or number means or refers to the specified schedule, section, subsection or paragraph of this Agreement.

(c) In this Agreement:

(i) words importing the singular number include the plural and vice versa;

(ii) words importing gender include masculine, feminine and neuter genders; and

(iii) where a term or expression is defined herein, derivatives of that term or expression have corresponding meanings.

1.3 **Schedules.** This Agreement includes the schedules listed below which are hereby expressly incorporated into this Agreement by this reference:

Schedule A - Alaska Board of Directors Resolution

Schedule B - Form of Certificate for the Shares

2. License Grant

2.1 **License.** On the terms and subject to the conditions of this Agreement, Licensor hereby grants to Licensee and its Affiliates a non-exclusive, non-transferrable, non-sub-licensable, royalty-free, fully paid-up license to use the Technology, Documentation and associated Intellectual Property within the Territory for any oil sands recovery activities in which the Licensee or its Affiliates are now or hereafter engaged during the Term (the "**License**"). Licensee agrees and acknowledges that Licensee shall remain liable for any use by its Affiliates and that each such Affiliate shall provide Licensor with a written acknowledgment of the terms and conditions of this Agreement.

2.2 **Required Use of the Technology.** As an express condition of the License granted pursuant to Section 2.1 hereof, the Licensee agrees and acknowledges that it shall be required to use the Technology in an oil sands recovery project in the Territory within twenty-four (24) months of the Closing Date. The Licensee's failure to comply with this Section 2.2 shall be deemed a material breach of this Agreement entitling the Licensor to exercise its rights pursuant to Section 8.2(b) hereof.

2.3 **Exclusive Ownership.** Anything in this Agreement to the contrary notwithstanding, title to the Technology, Documentation and associated Intellectual Property and all Intellectual Property Rights therein will continue to vest exclusively in the Licensor during the Term of this Agreement and any extensions thereof.

2.4 **Limitations and Restrictions.**

(a) Except as expressly provided herein, Licensee and its Affiliates shall not, and shall not license, authorize, or permit any Person to do any of the following:

(i) use the Technology, Documentation and associated Intellectual Property outside of the Territory unless and until the Licensee has exercised the ROFR in Section 3.1 hereof;

(ii) use the Technology, Documentation and associated Intellectual Property in any industry or operation that is not related to oil sands recovery;

(iii) modify, improve, enhance, create any derivative work of, include in any other technology or intellectual property, except as expressly provided herein, make any copies of the Technology or Documentation or any portion thereof without Licensor's prior written approval;

(iv) market, distribute, sell, or deploy the Technology, Documentation or Intellectual Property to third parties or any copies thereof packaged,

bundled, incorporated in, or embedded with or into any new product or service beyond the scope of this Agreement;

(v) do anything, directly or indirectly, to challenge or derogate from the Licensor's ownership of the Intellectual Property Rights vested in and to the Technology, Documentation and associated Intellectual Property; or

(vi) delete, destroy or alter in any manner any copyright notices, trademarks and other proprietary rights and intellectual property notices, markings and legends of the Licensor and its suppliers appearing on the Technology or Documentation as delivered by the Licensor.

2.5 THE TECHNOLOGY, DOCUMENTATION AND ASSOCIATED INTELLECTUAL PROPERTY ARE BEING PROVIDED STRICTLY ON AN "AS IS" BASIS. EXCEPT AS OTHERWISE EXPLICITLY SET OUT HEREIN, LICENSOR EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS, WARRANTIES AND CONDITIONS CONCERNING THE TECHNOLOGY, DOCUMENTATION AND ASSOCIATED INTELLECTUAL PROPERTY, INCLUDING WITHOUT LIMITATION ANY AND ALL REPRESENTATIONS, WARRANTIES AND CONDITIONS OF DESIGN, MERCHANTABLE QUALITY, MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, PERFORMANCE AND ANY AND ALL REPRESENTATIONS, WARRANTIES AND CONDITIONS THAT MIGHT OTHERWISE ARISE DURING THE COURSE OF DEALING, USAGE OR TRADE AND THOSE WHICH MAY BE IMPLIED BY LAW. THIS AGREEMENT SETS OUT THE ENTIRE EXTENT OF ALL WARRANTIES IN RESPECT OF THE TECHNOLOGY, DOCUMENTATION AND ASSOCIATED INTELLECTUAL PROPERTY.

3. Grant of ROFR

3.1 **Right of First Refusal.** In addition to the License granted pursuant to Section 2.1, during the Term and any extensions thereof, the Licensor hereby grants the Licensee a continuous right of first refusal (the "**ROFR**") to acquire the license rights to use the Technology, Documentation and Intellectual Property in the oil sands recovery business in the rest of the world outside of the Territory (the "**International License**") as follows:

(a) If at any time during the Term, or during an extension of the Term, the Licensor receives a bona fide third party offer for the rights to the International License that is acceptable to the Licensor in all respects (the "**Acceptable Offer**"), the Licensor shall give the Licensee notice of the Acceptable Offer, together with a true and complete copy of the Acceptable Offer (provided the name of the proposed licensee may be deleted). An agreement to license the rights to the International License that is conditional on the Licensee not exercising this ROFR shall be deemed to be an Acceptable Offer. The Licensor agrees that the Licensee shall have the prior right to elect to obtain the rights to the International

License for the fees and on the terms and conditions contained in the Acceptable Offer, which right may be exercised at any time within ten (10) Business Days following receipt of such written notice by the Licensee. The Licensee shall exercise such prior right by written notice to that effect served on the Licensor within the said ten (10) Business Days.

(b) If the Licensee does so elect, the written notice given by it shall constitute a binding agreement to acquire the license rights to the International License on the same terms and conditions set forth in the Acceptable Offer. The Parties further agree that the licensing of the International License shall be granted in accordance with the terms and conditions of this Agreement.

(c) If the Licensee does not so elect, the Licensor shall be free to license the International License on the terms and conditions set forth in the Acceptable Offer, and this ROFR shall cease and determine effective on the closing date of such license as set forth in the Acceptable Offer. If the license pursuant to such Acceptable Offer is not completed, this ROFR shall remain in force and effect for any subsequent Acceptable Offer and the terms and conditions of this Section 3 shall apply to such subsequent Acceptable Offer.

4. Fees

4.1 **License Fees.** In consideration of the License granted pursuant to Section 2.1, the license fees payable by the Licensee to the Licensor (the "**Fees**") shall be the aggregate of fifteen million (15,000,000) common shares of the capital stock of the Licensee issued to the Licensor on the Closing Date (the "**Shares**").

4.2 **Payment of the Fees.** The Fees shall be paid by the Licensee to the Licensor on Closing in accordance with Section 5 hereof.

4.3 **Legend on Shares.** It is understood by the Parties that the Shares so issued as payment of the Fees will be restricted shares as required by Rule 144 of the United States Securities and Exchange Act (the "**Act**") and any certificates representing said shares shall display a restrictive legend as required by the Act.

4.4 **Taxes.** The Licensee shall be liable for and shall pay, and shall indemnify and save the Licensor harmless with respect to any and all taxes, duties or other like charges now owing or heretofore owing and properly payable in connection with or relating to the License granted hereunder. **[NTD: confirm if applicable – are there any withholdings on the license fees?]**

5. Closing

5.1 On the Closing Date, Licensee shall deliver, or cause to be delivered, to Licensor a properly executed Board of Directors resolution(s) issuing the Shares as fully paid and non-assessable, which resolution(s) shall be duly executed, endorsed and/or

authenticated for delivery to Licensor in the form attached hereto as Schedule A. It is understood that the delivery of the Shares might constitute a Change of Control of Licensee. Such Change of Control on Closing shall not constitute an event entitling either Party to terminate this Agreement in accordance with Section 8.2(d) hereof.

5.2 On the Closing Date, pursuant to the Licensee Board of Directors resolution(s) issuing the Shares, the Board of Directors will issue a stock certificate or stock certificates for the Shares, which certificate(s) will be issued in the name or names of the individuals or entities as detailed in Schedule B attached hereto.

5.3 On the Closing Date, Licensee shall deliver to Licensor copies of all State of Nevada and United States Securities and Exchange Commission (the "**Commission**") corporate filings and a current shareholder list of Licensee.

5.4 On or before the Closing Date, Licensee shall deliver to Licensor copies of all files, records and documents held by and relevant to Licensee as Licensor deems necessary to perform its due diligence with respect to the issuance of the Shares.

5.5 On the Closing Date, Licensee shall deliver to Licensor a legal opinion in form and substance satisfactory to Licensee, acting reasonably, confirming the registration requirements and restrictions on resale under United States securities laws as they apply to the distribution of the Shares pursuant to the transactions contemplated by this Agreement.

5.6 On the Closing Date, Licensee shall deliver to Licensor signed and dated resignations of the following officers and/or directors: George Skrivanos and Anastasios Koutsoumbos.

5.7 On the Closing Date, Licensee shall deliver to Licensor all necessary signed and dated corporate resolutions or other documents appointing the following officers and/or directors to the Licensee Board of Directors and in such capacities as designated by Licensor: John Swain and Grant Jameson.

5.8 On the Closing Date, Licensor shall deliver to Licensee a Board of Directors resolution approving this Agreement.

5.9 Immediately at the Closing, each of the Parties shall deliver a complete, properly and fully executed copy of this Agreement.

6. Representations and Warranties of the Licensee

6.1 Licensee hereby represents and warrants to Licensor as follows (it being acknowledged that Licensor is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of Licensor hereunder):

(a) **Authorization.** The undersigned, representing Licensee, has full power, legal capacity and authority to enter into this Agreement, to execute all

attendant documents and instruments necessary to consummate the transaction herein contemplated, to sell, assign, transfer and convey the Shares to Licensor and to perform all of obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of Licensee, and this Agreement is enforceable in accordance with its terms. Neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof, will (i) conflict with or result in a breach of, violation of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which Alaska is a party or by which Licensee or any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to Licensee or the assets or properties of Licensee.

(b) **Legality of Shares.** Licensee warrants that the Shares, when delivered as provided in this Agreement, will be validly issued, fully paid and non-assessable. The Shares, upon issuance hereunder, will not be subject to the preemptive right of any shareholder or any other Person. Upon delivery of the Shares, as set forth in this Agreement, Licensor will receive full and clear title to the Shares, free and clear of any and all liens, encumbrances, charges and claims whatsoever.

(c) **Compliance with Securities Laws.**

(i) No formal or informal investigation or examination by the Commission or by the securities administrator of any state is pending or threatened against Licensee, its officers or directors;

(ii) Licensee and its officers and directors have not been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with the Commission; or

(iii) Licensee and its officers and directors are not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining such entity or person from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

(d) **No undisclosed Issues or Liabilities.** Licensee warrants that to the best of its knowledge there are no outstanding debts not previously disclosed or any other issues, or state or federal regulatory problems of any description that might tend to cause damage to the Licensee or its shareholders. To the best knowledge of Licensee, there is no circumstance, condition, event or arrangement which may hereafter give rise to any liabilities not in the ordinary course of business.

(e) Licensee warrants that it has not authorized the adoption of any pension, profit sharing, retirement, stock bonus, stock option, or similar plan or arrangement or stock dividend plan.

(f) Licensee warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i) violate any provision of its Articles of Incorporation or bylaws;

(ii) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on its business or operations;

(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon Licensee; or

(iv) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute or with notice or lapse of time, or both constitute) a default under any contract or other agreement to which Licensee is a party or by or to which it or any of its assets or properties may be bound or subject.

(g) Licensee warrants that no broker's or finder's fee will be payable by Licensee in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Licensee.

(h) The authorized capital stock of Licensee consists of 300,000,000 shares of common stock, $0.001 par value, of which 19,303,000 shares are issued and outstanding immediately prior to the Closing hereof. As of the Closing Date, Licensee will not have granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of Licensee except as disclosed in its financial statements or as contemplated in this Agreement.

7. Representations and Warranties of the Licensor

7.1 Licensor hereby represents and warrants to Alaska as follows (it being acknowledged that Licensee is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of the Licensor hereunder):

(a) **Authorization.** Licensor has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transactions herein

contemplated. To the best of its knowledge, Licensor has the necessary rights to provide the License without infringing the proprietary rights of any third party and to receive the Shares from the Licensee and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of Licensor and this Agreement is enforceable with respect to the Licensor in accordance with its terms.

(b) **Compliance with Securities Laws.**

(i) To the best of the Licensor's knowledge, no formal or informal investigation or examination by the Commission or by the securities administrator of any jurisdiction is pending or threatened against Licensor;

(ii) None of the officers or directors of the Licensor, nor Licensor, have been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing in any jurisdiction;

(iii) Licensor is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining it from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with the Commission;

(iv) Licensor undertakes to comply fully with the Act and regulations pursuant to the Act and undertakes to continue to make all required filings and disclosures in a timely manner and that such filings will be complete and accurate;

(v) Licensor warrants and confirms that as a Person acquiring 5% or more of the issued shares of Licensee, Licensor will file the required documents with the Commission in a proper and timely manner and that such filings will fully and accurately disclose the beneficial ownership of the Shares;

(vi) Licensor warrants that it will not take any action in respect of the Shares issued to Licensor so that such Shares become assigned or collateralized without the written permission of the Board of Directors of Licensee and that it will disclose all share positions and/or obtain approvals from all necessary governing authorities; and

(vii) Licensor warrants and confirms that it will not take any action to cause the authorized capital stock nor issued capital stock of Licensee to become subject to a reverse-split, consolidation or other form of rollback for a period of five (5) years from the date of this Agreement.

(c) Licensee warrants that to the best of its knowledge neither it nor its operations have received any notice:

(i) that it may be in violation of any environmental law;

(ii) alleging that it is or may be responsible for any response, cleanup, or corrective action, including but not limited to any remedial investigation/feasibility studies, under any environmental law;

(iii) regarding the presence, or suspected presence of hazardous materials on, under, in or about such properties; or

(iv) that it is the subject of any investigation by any governmental authority evaluating whether any investigation, remedial action, or other response is needed to respond to spillage, disposal or release, or threatened release into the environment of any hazardous material.

8. Termination

8.1 **Term**. This Agreement shall be effective on Closing Date and shall continue therefrom for a twenty-five (25) year period (the "**Term**") unless terminated sooner as provided herein. Unless one of the Parties provides notice in writing to the other Party within sixty (60) days prior to the end of the initial Term of its desire to terminate this Agreement, this Agreement shall renew automatically for successive twenty five (25) year terms.

8.2 **Termination**. A Party may terminate this Agreement:

(a) Upon thirty (30) days notice if the other Party becomes bankrupt or insolvent, is the subject of a petition in bankruptcy that is not resolved within sixty (60) days, admits in writing its inability to pay its debts, makes an assignment for the benefit of creditors, ceases doing business, or attempts an unauthorized assignment of this Agreement;

(b) Upon notice if the Licensee has not used the Technology in an oil sands recovery project in the Territory within the period set forth in Section 2.2;

(c) Upon notice, if the other Party defaults in the performance of any material obligation of this Agreement and fails to cure such default within ten (10) Business Days after receiving written notice from the non-defaulting Party specifying the default, or such longer period of time as the non-defaulting Party agrees in writing; or

(d) Immediately upon a Change of Control of one of the Parties unless the Parties have otherwise agreed in writing prior to such Change of Control.

8.3 **Rights and Obligations Upon Termination.** Subsequent to any termination or expiration of this Agreement, the Parties shall have the following rights and obligations:

(a) Within thirty (30) days of demand by Licensor to Licensee, Licensee shall return or destroy all copies of the Technology, Documentation and Licensor's Confidential Information in Licensee's or its Affiliates' possession or control and

Licensee shall immediately cease any use of the Technology, Documentation and associated Intellectual Property.

(b) Except as expressly provided herein, both Parties shall cease acting in a manner that would suggest any continuing relationship between the Parties regarding the Technology, Documentation and associated Intellectual Property.

8.4 **Survival.** Upon any termination of this Agreement, the following Sections shall survive such termination: Sections 2.3, 2.4, 2.5, 6, 7, 8.3, 9, 10, 12, 13, 14, 15, 16, 17, 18, 19 and 19.

9. Indemnification

Licensee shall indemnify and hold harmless Licensor from and against any and all losses, damages, expenses (including reasonable legal and other professional fees), liabilities (whether accrued, actual, contingent, latent or otherwise), judgments, penalties, fines, claims, lawsuits, causes of action, proceedings, investigations and demands or other obligations of whatever nature or kind and all costs incurred in investigating or pursuing any of the foregoing, or any proceeding relating to any of the foregoing, which arise out any of the following:

(a) any claim made by a third party alleging that the Licensee's use of the Technology, Documentation and associated Intellectual Property infringes such third party's Intellectual Property Rights;

(b) any breach of a representation, warranty or covenant made by the Licensee pursuant to this Agreement; or

(c) the Licensee's negligence or wilful misconduct.

10. Confidentiality

Neither of the Parties shall, either directly or through their respective officers, directors, employees, agents, representatives or otherwise, disclose or make any statement or any public announcement about or any release to the press or to any third party (other than their respective bankers, lawyers, accountants and other professional advisors participating in the transactions contemplated by this Agreement, each of whom shall have agreed with the applicable party to this Agreement to be bound by comparable obligations of confidentiality) about the transaction contemplated by this Agreement. If any of the Parties considers that it is reasonable to disclose information that is required under normal commercial practice or involves the disclosure of confidential information, it shall consult with the other Parties in good faith in order to determine what should be disclosed. The Licensee and its advisors will promptly return to the Licensor and the Licensor and its advisors will promptly return to the Licensee, upon demand, any and all written documents entrusted to them in relation to this transaction in the event that this Agreement terminates or does not close as contemplated herein. Notwithstanding the foregoing, the Party returning such documents shall be entitled to retain one copy of such documents for the purpose of fulfilling such Party's archival, governance and/or record retention obligations, provided that such copy is kept by the Party's in-house or external counsel and in a secure environment. Furthermore, none of the information provided by the Licensor to the Licensee, or

by the Licensee to the Licensor during the course of the transactions contemplated herein shall be utilized by the other Party, as applicable, except in connection with and with respect to the transactions contemplated herein.

11. Further Assurances

Each Party shall do such things and execute such further documents, agreements, resolutions and assurances as may be convenient, necessary or advisable from time to time in order to carry out the terms and conditions of this Agreement.

12. Independent Contractors

Each Party will be and act as an independent contractor and not as an agent or partner of, or joint venturer with, the other Party for any purpose related to this Agreement or the transactions contemplated by this Agreement, and neither Party by virtue of this Agreement will have any right, power or authority to act or create any obligation, express or implied, on behalf of the other Party.

13. Notices

Any notice to be given under this Agreement shall be in writing or delivered or mailed by prepaid registered mail addressed to the Party to whom it is to be given at its address as shown on the first page of this Agreement or in the alternative, may be by facsimile transmission or similar means of communication providing that confirming notice in writing is sent as aforesaid within two (2) business days thereafter and shall be deemed to have been received on the day of delivery of communication by facsimile transmission or similar means of communication or on the seventh (7th) Business Day after mailing as aforesaid, as the case may be.

14. Entire Agreement

This Agreement, including the Schedules, together with the agreements and other documents to be executed and delivered pursuant hereto, constitutes the entire agreement between the parties relating to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to the transactions contemplated hereby and there are no warranties, representations, covenants or other agreements among the parties except as specifically set forth herein.

15. Amendment of this Agreement

No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

16. Severability

Any article, section, subsection, schedule or other subdivision or any other provisions of this Agreement which is deemed to be, or becomes void, illegal, invalid or unenforceable shall be severable herefrom and ineffective to the extent of such voidability, illegality, invalidity or unenforceability, and shall not invalidate, affect or impair the remaining provisions hereof,

which provisions shall be severable from any void, illegal, invalid or unenforceable article, section, subsection or other subdivision or provision hereof.

17. No Waiver

No consent or waiver, express or implied, by any Party to or of any breach or default by any other Party in the performance by any other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by any such Party hereunder. Failure on the part of any Party to complain of any act or failure to act of any Party or to declare any other parry in default, irrespective of how long such failure continues, shall not constitute a waiver by any such Party of its rights hereunder.

18. Enurement

This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, administrators, legal representatives, successors and permitted assigns.

19. Choice of Law

This Agreement will be construed under the laws of Alberta and the laws of Canada applicable therein. The courts of Alberta shall have exclusive jurisdiction over all disputes arising in connection with this Agreement, and the parties hereby irrevocably attorn to the jurisdiction of the courts of Alberta, except where the regulatory requirements of the Commission govern the interests, requirements and obligations of Alaska.

20. Assignment

This Agreement shall not be assigned or transferred by Licensee without the prior consent of the Licensor, which consent may not be unreasonably withheld.

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21. Counterparts

This Agreement may be executed in one or more counterparts, including facsimile transmission thereof, each of which shall be deemed an original and when so executed all such counterparts taken together shall form one agreement and shall be valid and binding on all parties to this Agreement.

22. Execution

WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.

ON BEHALF OF ALASKA PACIFIC ENERGY CORP.

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James R. King, President, Director, Authorized Signatory

ON BEHALF OF ENGINEERING TECHNOLOGY LTD

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Grant Jameson, President, Director, Authorized Signatory